Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2014 relating to the financial statements, which appears in Rightside Group Ltd.’s Registration Statement on Form 10 for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 31, 2014